UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 28, 2004 (December 22, 2004)

TOYS “R” US, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Geoffrey Way, Wayne, New Jersey 07470
(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500
Registrant’s Telephone Number, including Area Code

____________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Toys "R" Us, Inc. (the "Company") has communicated orally to its Executive Officers, Ray Arthur, John Barbour, Deborah Derby, James Feldt, Christopher Kay and Richard Markee, that they are eligible to receive a retention/success bonus in conjunction with their work as part of the Company's ongoing strategic review. To receive this bonus the executive officer must be actively employed by the Company at the time the toys and babies businesses are separated. Retention/success bonuses will equal one or two times the officer's base salary at that time, depending on the structure of an eventual transaction. No written bonus agreements have yet been entered into reflecting the detailed terms of this obligation. This bonus will be in addition to any other compensation or benefits for which the executive may otherwise be eligible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc.

Date: December 28, 2004	By:	/s/ Raymond L. Arthur
Raymond L. Arthur
Executive Vice President -
Chief Financial Officer